Consent of Independent Accountants

We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our report dated February 3, 2000 with respect to the consolidated financial statements of Business Men's Assurance Company of America as of December 31, 1999 and for each of the two years in the period then ended and our report dated February 3, 2000 with respect to the financial statements of BMA Variable Life Account A for the yer ended December 31, 1999 and the period from December 1, 1998 (inception) to December 31, 1998 included in the Pret-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Form S-6 No. 333-46538) and the related Prospectus.

                                  /S/ ERNST & YOUNG LLP

Kansas City, Missouri
April 19, 2001

                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form S-6A of our report dated February 26, 2001, relating to the consolidated financial statements of Business Men's Assurance Company of America and our report dated February 26, 2001, relating to the financial statements of BMA Variable Life Account A, which appear in such Registration Statement and the related Prospectus We also consent to the references to us under the headings "Financial Statements" and "Experts" in such Registration Statement and the related Prospectus.

                                         /s/PricewaterhouseCoopers LLP

Kansas City, Missouri
April 19, 2001